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                                                                    Exhibit 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

   We consent to the reference to our firm under the captions "Selected Consolidated Financial Data" and "Experts" and to the use of our report dated February 12, 1999 (except for the second paragraph of Note 4 and Note 13, as to which the date is May , 1999), in Amendment No. 1 to the Registration Statement (Form S-1) and related Prospectus of Clarent Corporation for the registration of 4,600,000 shares of its common stock.

   Our audits also included the financial statement schedule of Clarent Corporation for the period from July 2, 1996 (inception) to December 31, 1996 and for the years ended December 31, 1997 and 1998 listed in item 16(b) of this Registration Statement. This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

                                          Ernst & Young LLP

Palo Alto, California

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   The foregoing consent is in the form that will be signed upon the approval of the Certificate of Incorporation in the State of Delaware as discussed in
Note 13 to the consolidated financial statements.

                                          /s/ Ernst & Young LLP

Palo Alto, California

May 26, 1999